OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF
COMMON STOCK
AND
SERIES A CONVERTIBLE PREFERRED STOCK
OF
EXEGENICS INC.
AT
$0.40 NET PER SHARE IN CASH
BY
FOUNDATION GROWTH INVESTMENTS LLC
AND
EI ACQUISITION INC.,
A WHOLLY-OWNED SUBSIDIARY OF
FOUNDATION GROWTH INVESTMENTS LLC

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JUNE 25, 2003, UNLESS THE OFFER IS EXTENDED.

May 29, 2003

To Our Clients:

        Enclosed for your consideration is the Offer to Purchase, dated May 29, 2003 (the "Offer to Purchase"), and the related Letter of Transmittal (which, each as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by EI Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of Foundation Growth Investment LLC ("Purchaser"), to purchase all outstanding shares of Common Stock, par value $0.01 per share, and all outstanding shares of Series A Convertible Preferred Stock, par value $0.01 per share (collectively, the "Shares"), of eXegenics Inc., a Delaware corporation (the "Company"), at a price of $0.40 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

        THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

        Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

        Your attention is invited to the following:

          1.     The offer price is $0.40 per Share, net to the seller in cash, without interest thereon.

          2.     The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Wednesday, June 25, 2003, unless the Offer is extended.

          3.     The Offer is being made for all outstanding Shares.

          4.     The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) that number of

  Shares that represents a majority of the then outstanding Shares. The Offer is also subject to other conditions set forth in the Offer to Purchase.

          5.     Tendering stockholders of record who tender Shares directly will not be obligated to pay brokerage fees or commissions. Except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer will be paid by the Purchaser.

        The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, Purchaser shall make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by William Blair & Company as the Dealer Manager or by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

        If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth in this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF
COMMON STOCK
AND
SERIES A CONVERTIBLE PREFERRED STOCK
OF
EXEGENICS INC.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 29, 2003, and the related Letter of Transmittal (which, each as amended or supplemented from time to time, together constitute the "Offer"), in connection with the offer by EI Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of Foundation Growth Investments LLC ("Purchaser"), to purchase all outstanding shares of Common Stock, par value $0.01 per share and all outstanding shares of Series A Convertible Preferred Stock, par value $0.01 per share (the "Shares"), of eXegenics Inc., a Delaware corporation (the "Company").

        This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares of Common Stock to be Tendered:*	Signature
Signature
Number of Shares of Preferred Stock to be Tendered:*	Print Name
Print Name
Account Number:	Print Address
Date:	Area Code and Telephone
Taxpayer I.D. or Social Security Number

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.